Exhibit 99.1

Farmer Bros. Annual Meeting of Stockholders, November 27, 2006

Edited Opening Remarks by

Guenter W. Berger, Chairman and Chief Executive Officer of Farmer Bros.

“My name is Guenter Berger, and on behalf of the Board of Directors, I would like to welcome you.

It’s always a pleasure to see so many old friends.  It seems like it has hardly been a year since we last convened.  I am pleased to report that your Company is strong, and we are very optimistic about the future.

We seem to be experiencing year after year of transition, at a pace that would have been unheard of at Farmer Bros. a decade ago.  We have added a key member to our management team, Rocky Laverty, President and COO, and we have added a number of other employees in key areas that give us some additional depth of management.

Our sales efforts have never been as upbeat over as wide an area.  The “new look” of our packaging is exciting for customers, prospects and even for our employees.  Your Company is on the move: new products, new territories and a positive spirit that will make us successful…. And I repeat, it WILL make us successful.

As our Sales organizations are implementing their plans, our head office departments continue to do more with less.  As we further utilize our new software, we expect even more efficiencies in the coming year.

Your Company is moving forward.  These past 2 years may have tested us: for the strength of our commitment, and for the soundness of our organization.  I’m proud to tell you that if it was a test, we passed and now are pushing ahead with our plans to make this Company grow.

Now, I would like to turn this meeting over to John Simmons.”

Farmer Bros. Annual Meeting of Stockholders, November 27, 2006

Management’s Report On The State Of The Company

Edited Address delivered by

John Simmons, Treasurer and Chief Financial Officer of Farmer Bros.

Certain statements contained in this presentation regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows may be forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, assumptions, estimates and observations about our business and are subject to risks and uncertainties. As a result, actual results could materially differ from the forward-looking statements contained herein. These forward looking statements can be identified by the use of words like “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meanings. These and other similar words can be identified by the fact that they do not relate solely to historical or current facts. While we believe our assumptions are reasonable, we caution that it is impossible to predict the impact of such factors which could cause actual results to differ materially from predicted results. We intend these forward- looking statements to speak only at the time of this presentation and do not undertake to update or revise these projections as more information becomes available. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

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In recent years, we have devoted a portion of our annual meeting to providing some insights into our business and our Company with the aim of helping you understand Farmer Bros. better.  This year we also want to help you see why we are so optimistic about the Company and its future.

I know that many of you gain your perspective on this Company by reviewing our annual report. So let me start there.  Here are the notes I made as I re-acquainted myself with our report in preparation for this meeting:

•                  The report includes pages of risk factors, some of them a little scary – and some of them have actually come to pass in recent years, including the loss of some of our important leaders, and the unexpected and costly swings in the price of green coffee.  As stable as our business appears to be, and despite our best efforts, certain risks will never disappear.

•                  The report shows that our consolidated sales have been increasing during the past three years – and it one can infer that this is largely because of higher selling prices rather than higher selling volume.

•                  Our operating costs are large, and despite all the efforts to hold the line on costs, they have remained large and much of the increases are in hard-to-control items such as gasoline and the costs of health benefits.

•                  We have reported no operating profits for the past two years.

And,

•                  Cash flow was strong in fiscal 2006.

•                  We have a strong balance sheet with a lot of liquid assets, including cash and short term investments of more than $180 million, and we have no debt.

•                  Our work force, more than 1,000 employees, have a financial investment in the business.  Like you, they are stockholders, and in their case, their investment is increasing.

•                  The ownership of the Farmer family has remained sizable and stable.

This short list – showing many strengths but also reminding us that the business is not growing – seems to suggest that we should be doing a better job.

Believe me, we realize that, and we are taking steps to improve the Company’s performance, even as we take care to preserve the very considerable VALUE of our business as we make changes.

So, let me take a few minutes to help you better understand our opportunities, and, that these efforts to improve our business might take a while.

There are six points that I want to make.

FIRST:             OUR WORK ETHIC.  PLEASE KNOW THAT IN 2006, A LOT OF EMPLOYEES WORKED VERY HARD TO IMPROVE YOUR COMPANY.

Now, a shareholder at last year’s meeting reminded us that we should never confuse hard work with results.

Let me assure you we are VERY focused on achieving better results; and I’d like to suggest that there won’t be any results, and no improvements, without hard work.

It’s part of our corporate culture – and one Mr. Farmer’s legacies – that we expect our results to be the direct result of hard work.  I don’t think our stockholders would have it any other way.  And, I don’t think our employees know any other way; for many their involvement is personal – for them, this Company is far more than “just a job.”

In the room today, you will see many of our Company’s long-time employees. If you speak with them after the meeting, I think you will find that they agree.

If our results are not what we expect (and they are not), we first make sure we are on the right path, and then we work even harder.  I’ll talk about this path in a minute.

SECOND:        OUR OPERATING RESULTS ARE, IN FACT, BETTER THAN YOU WOULD INFER FROM THE “PROFIT” ON OUR FINANCIAL STATEMENTS.

In 2006, when compared with 2005, our sales increased 5%, and our gross profit margins were essentially flat – but our operating expenses increased 3%.

That meant that, although our operating profit was better in 2006 than it was in 2005, we still reported a loss from operations in 2006 of $2.9 million.

We did earn a net profit in 2006, thanks to income from non-operating activities such as dividend and interest income.

But a more careful look at our annual report will show that the story is more complicated – and, I think, more positive.

The results in our annual report reflect the accounting treatment of our contributions to our Employee Stock Ownership Plan (our “ESOP”).

On our Cash Flow Statement, you will see that our ESOP compensation expense has a sizable impact on operating income.  This is, in fact, a non-cash expense – for those who are not accountants or financial analysts, this means that each year we make an accounting entry to reflect the value of our ESOP stock awards, but we did not spend actual cash.  We spent the cash 3 years ago when we purchased the shares for the ESOP.

Put differently, this accounting entry reflects the price of shares that we allocated to employees during the fiscal year from the shares that we previously purchased.

This accounting entry amounted to an expense of $4.5 million in 2006 and, in 2005, $6.1 million.  Without this non-cash expense, the Company would have reported an operating profit in 2006 of $1.6 million, and it would have nearly broken even on an operating basis in 2005.

Because this is a non-cash expense, of course, it does not affect our liquid assets.

That helps explain why our cash and investments grew in 2006, even though we spent more than $5 million of our cash for dividends. We ended the fiscal year with $181.7 million – up from $180.9 million at the end of fiscal 2005.

So, our operations added to our cash in 2006 AND the Board increased your dividend AND we were able to increase our investments in the Company’s future.

ABOUT THE ESOP.

Thanks to the ESOP, our employees are stockholders – and, for most employees their individual ownership of Company stock through the ESOP is beginning to represent a meaningful personal financial asset.

By aligning employee interests with those of all stockholders, we’re confident that our employees realize that the value of their ownership position will increase with their continued good efforts and hard work.  How can you find a more direct incentive?

THIRD:            I KNOW HOW CAREFUL OUR MANAGEMENT TEAM HAS BEEN AS WE’VE TRIED TO DEVELOP A “BEST” APPROACH TO SUSTAIN AND IMPROVE OUR BUSINESS.

Our Board – and some of our largest shareholders – have exercised patience and given us great latitude to evaluate our options as we develop a growth strategy even as we preserve what we have.

Our approach has been to spurn the “quick fix” for the “right fix.”

As Mr. Farmer would have required:

We want to determine what the “best” solution is for FARMER BROS.: to  enhance shareholder value over the long term.

This year, management took an important step when it completed a three-year strategic plan.

This represents the first formal, written plan that has been developed in this Company in at least 25 years. Quite possibly, in the years since the Company went public in 1952, this is the first plan of its type that was not developed and preserved in Mr. Farmer’s head.

In one sense, there is nothing NEW in this three-year plan – it offers no silver bullets nor any sweeping actions that promise to make revenues skyrocket or to make profits rise.  It does, however, document the issues we face, the plans that we are making and the goals and timetables that we’ve set.

In short, it provides a road map that everyone is using to move in the same direction – and it establishes the priorities for each of our key managers.  Importantly, it holds everyone on our team accountable for their efforts to strengthen this business.

In case you were curious, the single most important goal in this plan – the goal that everyone in our management team supports – can be summarized in two words:   INCREASE SALES.

Our investments in planning, products, packaging, manufacturing infrastructure, distribution facilities, computers, computer software and training are all driven by our goal to INCREASE SALES.  I’ll talk about some of these initiatives in a few minutes.

FOURTH:        WE KNOW WE ARE CAPABLE OF BEING MORE PROFITABLE.

That’s a secondary goal of our Strategic Plan: control expenses. We’ve always done a good job of managing our costs, but we know that our Company’s infrastructure – our distribution network, our plants, our computer systems – can support more sales, more products and more customers.

In its most abbreviated form, that is the essence of the strategic plan that has occupied most of our attention this fiscal year – namely, to push a rising volume of sales through our infrastructure while holding the line on our costs.

FIFTH:              WE HAVE CONTINUED TO MAKE INVESTMENTS IN YOUR COMPANY THAT ARE INTENDED TO CARRY US FAR INTO THE FUTURE:

Many of these investments are aimed at increasing our sales.

A.                                   We’ve invested in the promotion of our BRAND. This is a long-term proposition that’s essential to your Company where more than 40% of our people are directly involved in selling.

a.               Distributed around the room today are samples of our new packaging.  This new packaging conveys a different IMAGE of your Company across our entire product line.  We have more than 250 different packages for our allied products alone.  We’ve started to roll out this new packaging. As we deplete our old packaging materials we convert to this new look.  We expect to have delivered the new look across our entire line before the end of this fiscal year.

b.              Our point-of-sale materials are coordinated with the new packaging and we think the combination goes far in re-positioning our brand in the marketplace.

c.               We continue to promote our brand and product line in key regional trade shows. For example our sales team was at the National Association of Convenience Stores Show this past October, and they were able to connect with existing customers – and were able to introduce Farmer Brothers (and our new look) to a wider group of potential customers.

B.                                    We have continued to invest in new products.

a.               Samples of our new products are here today, including Horchata, fruit smoothies, and pumpkin pie cappuccino.

b.              Our new coffee blend “Arabica Rush” seems to be a hit; and our new Holiday Blend is receiving wide acceptance.

c.               Additional offerings that we plan to introduce in the coming year will include gourmet teas, fat-free cappuccino, vanilla chai, liquid iced tea and salad dressing mixes.

C.                                    We have continued to invest in expansion and in further penetration of our existing customer base.

a.               Our National Accounts organization continues to solicit large customers and national accounts.  This is a long term project to re-enter this marketing channel: but it is a market that has great volume potential, though it has some additional complexity and risk.  Many of these potential customers have multi-year contracts and product pricing tied to the green coffee market and they usually require pricing that results in smaller profit margins.

b.              During fiscal 2007 we expect to open a new geographic territory in Cincinnati, Ohio, and re-open branches in Shreveport, Louisiana and Nashville, Tennessee.

c.               Finally, we are adjusting our routes and relocating some of our branches in existing markets to provide better market penetration.  For example, we recently re-opened our downtown Los Angeles branch (after more than 25 years) located near Martin Luther King Blvd. and Main Street and we re-located these routes from here in Torrance and from our branch in the San Fernando Valley.  Salesmen who previously spent hours in freeway gridlock now have time to solicit new customers and spend more time in restaurant kitchens and less time on the road.

D.                                    We have continued to invest in information technology.

a.               We are applying the power of our computer systems to help us improve efficiencies in our distribution network, including transportation costs, and to reduce our inventory levels.

b.              We are completing our Sales Software:  delayed for a time due to technical difficulties and our desire to avoid disruptions in our selling process while also making so many other changes, we are on track to begin live testing of this system early this spring.  When completed, we expect this system to help us reduce operating costs and improve our customer information system. Soon, we expect this software will make us more capable of understanding customer buying patterns, more capable of spotting trends in our markets and allow us to be more nimble in responding to shifts in customer demand.  We believe this will become a powerful tool to make us more effective at selling.

c.               We continue to evaluate the array of administrative, production and other operating costs throughout our Company.  Many of these costs are fixed, but with some automation and some process engineering we expect to hold down operating costs.

E.                                      We have continued to discuss – at the Board level and inside the management team – other ways to apply our strong balance sheet to add value for our stockholders.

a.               We have paid a dividend in every year since 1953, and we are committed to raising the dividend, as we have done in every year since 1997.

b.              The Board and management have discussed – and will continue to discuss – other alternatives for our cash as well. These include actions we have mentioned to you in the past:

i.   A possible buy-back of shares …

ii.   A possible acquisition of a business that can help us achieve our strategic goals.

c.               We have kept an open mind about these alternatives. We know the importance of making the right move, and the penalties for making the wrong move, so we have proceeded with prudence and have avoided giving ourselves artificial deadlines: we don’t want to take an action before we’re ready.

SIXTH:             WE KNOW OUR MOST VITAL INGREDIENT IS NOT COFFEE. IT’S PEOPLE.

A.                                   We have a mix of long and short duration employees who all share in the Company’s success through the ESOP.  By aligning employee interests with those of our investors, we’ve created an environment in which each of us is rewarded with the Company’s success.

B.                                     These past few years have presented our People with changes and challenges that have been difficult to surmount, but we have prevailed.  And, we’ve been successful in our efforts to add good new staff throughout our Company at every level:  People who understand that the Farmer Bros. organization has

a.               the intangibles, the vitality and spirit, that makes this a good place to work, and it has

b.              the tangibles: the assets, the customers and the infrastructure that makes us a formidable competitor with the resources and will to succeed in accomplishing our goals.

C.                                     One strong addition to your Company this year is our new President and COO, Rocky Laverty.  I know that many of you have not met him, and I’d like to take this opportunity to ask him to share some of his thoughts.

D.                                    So, Rocky, before we end this part of our program, would you please share with the group the reasons you joined our Company?

Farmer Bros. Annual Meeting of Stockholders, November 27, 2006

Edited Remarks by

Roger M. Laverty III, President and Chief Operating Officer of Farmer Bros.

It’s not very often that one is given the opportunity to join an organization that has such potential for a successful and exciting future as does Farmer Brothers.  I have spent my whole life and much of my career in Southern California and have witnessed the growth and durability of the Farmer Brothers brand.

As I look at our Company today I see nothing but the opportunity for accelerating growth and enhanced financial performance in the years to come.  We have all the key ingredients:

1.                                           A storied brand and history.

2.                                           An organization composed of individuals with uncommon, in today’s business world, dedication and commitment to the Company’s success.

3.                                           A core group of products, developed over almost 100 years to meet the key needs of our target customers.

4.                                           A distribution system second to none in the industry

5.                                           And, of course, the necessary capital to invest in our future.

I know from past experience that a growing business will build its own momentum and internal enthusiasm.  I am fortunate to have the opportunity to work for Farmer Brothers and, hopefully, have a hand in helping this Company reach its potential.

If anything, after being here for four months, meeting my associates at headquarters and the plant here in Torrance and visiting our branches, riding with our salesmen and, in general, becoming acquainted on a personal level with our Company, I am even more optimistic about our future than when I arrived.